UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2010

SRS LABS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	0-21123	33-0714264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2909 Daimler Street Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 442-1070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On August 9, 2010, SRS Labs, Inc. (the Company) entered into indemnification agreements substantially in the form attached hereto as Exhibit 99.1 with David Dukes, a director of the Company, and Alan D. Kraemer and Jeff Klaas, named executive officers of the Company, and, on August 13, 2010, the Company entered into indemnification agreements substantially in the form attached hereto as Exhibit 99.1 with Thomas C.K. Yuen, a director and named executive officer of the Company, and Ulrich E. Gottschling, a named executive officer of the Company.  In addition, the Company is currently in the process of entering into indemnification agreements substantially in the form attached hereto as Exhibit 99.1 with each of the other directors of the Company (Winston E. Hickman, Carol L. Miltner and Sam Yau) and each of the other executive officers of the Company (Sarah Yang, a named executive officer, and Allen Gharapetian).  These indemnification agreements (collectively, the Indemnification Agreements) update and supersede any previous indemnification agreements between the Company and any of the foregoing directors and/or officers.

The Indemnification Agreements provide that, among other things, the Company will indemnify the applicable director and/or officer to the fullest extent authorized or permitted by the Delaware General Corporation Law and the Company’s bylaws.  The Indemnification Agreements further provide that, subject to the terms set forth therein, the Company will indemnify the applicable director and/or executive officer for any and all expenses that he or she becomes legally obligated to pay because of any claims made against or by the director and/or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, and whether formal or informal (including an action by or in the right of the Company), to which he or she is, was or at any time becomes a party or a participant, including as a witness or otherwise, or is threatened to be made a party or participant, by reason of the fact that he or she is, was or at any time becomes a director, officer, employee or other agent of the Company, or is or was serving or at any time serves at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including a subsidiary of the Company.  The Indemnification Agreements also require the Company to advance expenses prior to the final adjudication of any such proceeding and provide for certain presumptions and procedures applicable to a determination of a director and/or officer’s right to receive indemnification and advancement of expenses.  The Company is also obligated to contribute to certain amounts incurred by the director and/or officer if the indemnification provided for under the Indemnification Agreements is not available for any reason.

Pursuant to the terms of the Indemnification Agreements, the Company is required to use commercially reasonable efforts to maintain policies of directors’ and officers’ liability insurance that are substantially comparable in scope and amount to that provided by the Company’s current policies for the duration of the applicable director and/or officer’s service in such capacity and thereafter for so long as the director and/or officer may be subject to any pending or possible indemnifiable claim.

The Indemnification Agreements supplement, and are not a substitute for, any other indemnification rights to which such individuals may be entitled, including, without limitation, any indemnification rights provided under the Company’s certificate of incorporation and bylaws.

The foregoing summary of the Indemnification Agreements is qualified in its entirety by the full text of the form of Indemnification Agreement attached hereto as Exhibit 99.1 which is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SRS LABS, INC.,
a Delaware corporation

Date: August 13, 2010
	By:	/S/ Ulrich E. Gottschling
Ulrich E. Gottschling
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Indemnification Agreement